As filed with the Securities and Exchange Commission on
                               September 15, 1997
                                                          Commission No. 0-24256
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                         ENHANCED SERVICES COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                                    COLORADO
                (State of other jurisdiction of incorporation or
                                  organization)

                                   84-1075908
                     (I.R.S. Employer Identification Number)

                            16000 BARKERS POINT LANE
                              HOUSTON, TEXAS 77079
                    (Address of Principal Executive Offices)

                       CREATIVE BUSINESS STRATEGIES, INC.
               1997 CONSULTING AND WARRANT COMPENSATION AGREEMENT
                            (Full title of the Plan)

                                 KENNETH DUCKMAN
                         ENHANCED SERVICES COMPANY, INC.
                            16000 BARKERS POINT LANE
                              HOUSTON, TEXAS 77079
                     (Name and address of agent for service)

           Telephone number, including area code of agent for service:
                                 (713) 556-5051

                                    Copy to:

                            JOSEPH GREENBERGER, ESQ.
                              GREENBERGER & FORMAN
                           1370 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-4602

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
                         -------------------------------
                         CALCULATION OF REGISTRATION FEE

                               Proposed     Proposed
                               maximum      maximum
Title of          Amount       offering     aggregate     Amount of
securities to     to be        price per    offering      registration
be registered     registered   share (1)    price (1)          fee
-------------     ----------   ---------    ----------    ------------
Common Stock,     12,500(2)    $2.00        $ 25,000(3)   $ 83.34
 $.001 par        12,500(2)    $2.50        $ 31,250(3)   $104.17
 value            12,500(2)    $3.00        $ 37,500(3)   $125.00
                  12,500(2)    $4.00        $ 50,000(3)   $166.67
                  15,000(2)    $2.95(4)     $ 44,250(4)   $147.50
                                            ==========    =======
                                            $188,000      $626.68

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2) Reflects shares of common stock issuable upon exercise of the Company's Common Stock Purchase Warrants ("Warrants").

(3)   Based on the stated exercise price of the Warrants.

(4) The above price per share and offering price amounts are based on 80% of the average of the bid and asked prices as reported on the SmallCap Market of the National Association of Securities Dealers, Inc. on September 11, 1997. The 15,000 shares to be registered are issuable on exercise of a Warrant exercisable at 80% of such average price as so reported for the three months ended August 20, 1998.

PROSPECTUS
                         ENHANCED SERVICES COMPANY. INC.
                          65,000 Shares of Common Stock
                                ($.001 Par Value)
         TO BE ISSUED PURSUANT TO THE CREATIVE BUSINESS STRATEGIES, INC.
               1997 CONSULTING AND WARRANT COMPENSATION AGREEMENT

      This Prospectus is part of a Registration Statement which registers an aggregate 65,000 shares of Common Stock, $.001 par value ("Common Stock") of Enhanced Services Company, Inc. (the "Company") which may be issued, as set forth herein, to Creative Business Strategies, Inc. ("CBS"), pursuant to common stock purchase warrants ("Warrants") to purchase up to 65,000 shares of the Common Stock of the Company. All of the Warrants were granted to CBS pursuant to the Creative Business Strategies, Inc. 1997 Consulting and Warrant Agreement (the "Agreement"). The Company has been advised by CBS that it may sell all or a portion of its shares of Common Stock from time to time as follows: (a) block trades in which the brokers or dealers so engaged will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) in privately negotiated transactions not involving a broker or dealer. In effecting sales, brokers or dealers engaged to sell shares may arrange for other brokers or dealers to participate. Brokers or dealers engaged to sell shares will receive compensation in the form of commissions or discounts in amounts to be negotiated by CBS immediately prior to each sale. The Company will receive no proceeds from any sales of Common Stock by CBS. CBS and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any profits realized by them on the sale of the shares may be considered to be underwriting compensation.

      No other person is authorized to give any information or make any representation not contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.
                           -------------------------
      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

      The date of the Prospectus is September 11, 1997.

                                TABLE OF CONTENTS

                                                                            Page

Available Information .......................................................  1

Information Incorporated by Reference .......................................  1

The Company .................................................................  2

Creative Business Strategies, Inc. 1997 Consulting and
  Warrant Compensation Agreement ............................................  2

Terms and Provisions of Warrants ............................................  3
Federal Income Tax Effects ..................................................  4
Restrictions Under Securities Laws ..........................................  4

Legal Matters ...............................................................  5

Experts .....................................................................  5

Statement on Indemnification ................................................  6

                              AVAILABLE INFORMATION

      Enhanced Services Company, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports and other materials with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other materials filed by the Company can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and other information can also be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

      The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 65,000 shares of the Company's Common Stock, which may be issued to Creative Business Strategies ("CBS"), a consultant of the Company, upon the exercise of common stock purchase warrants issued to said consultant, pursuant to a written consulting agreement. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charges.

                      INFORMATION INCORPORATED BY REFERENCE

      The following documents filed with the SEC are incorporated herein by reference:

      1. The Company's latest Annual Report on Form 10-KSB for its fiscal year ended November 30, 1996;

      2. All other reports filed pursuant to Section 13 or 15(d) of the 1934 Act since the end of the fiscal year covered buy the Annual report on Form 10-K referred to in paragraph 1 above; and

      3. The description of the Common Stock contained in the Company's registration statement on Form 10-SB, filed under section 12 of the 1934 Act including any amendment or report updating such description.

      All reports and other documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof form the date of the filing of such reports and documents.

      THE COMPANY HEREBY UNDERTAKES TO FURNISH WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE ADDRESSED TO MR. KENNETH DUCKMAN, PRESIDENT, ENHANCED SERVICES COMPANY, INC., 16000 BARKERS POINT LANE, HOUSTON, TEXAS 77079, TELEPHONE NUMBER (713) 556-5051.

                                   THE COMPANY

      The Company was incorporated under the laws of the State of Colorado on March 16, 1987 as Crystal Venture Fund, Inc. The Company provides upgrade, repair and maintenance and asset management services to users of portable computers, as well as multimedia presentation development services. The Company's principal executive offices are located at 16000 Barkers Point Lane, Houston, Texas 77079, and its telephone number is (713) 556-5051.

                       CREATIVE BUSINESS STRATEGIES, INC.
               1997 CONSULTING AND WARRANT COMPENSATION AGREEMENT

      Effective August 20, 1997, the Company and Creative Business Strategies, Inc. ("CBS") entered into the Creative Business Strategies, Inc. 1997 Consulting and Warrant Compensation Agreement (the "Agreement"). Under the terms of the Agreement, CBS will consult with and advise the Company with respect to matters concerning: (i) investor relations; (ii) dissemination of press releases and quarterly and annual reports; (iii) communications with analysts; and (iv) potential acquisitions. The term of the Agreement began on August 20, 1997, and will continue for a period of one year unless sooner terminated as provided therein.

      In consideration for its agreement to provide such services, pursuant to the Agreement the Company issued to CBS, as a consulting fee, common stock purchase warrant ("Warrants") to purchase an aggregate of 50,000 shares of the Company's Common Stock, at exercise prices of $2.00, $2.50, $3.00 and $4.00 per share, with respect to 12,500, 12,500, 12,500 and 12,500 shares, exercisable from August 20, 1997, November 20, 1997, February 20, 1998 and May 20, 1998, respectively, through August 19, 1998. The Company may, at its option, accelerate the exercise dates for each such Warrant. In addition, pursuant to the Agreement, the Company issued to CBS, as a consulting fee, a common stock purchase warrant (also, a "Warrant") to purchase an additional 15,000 shares of such common stock during the 12 month period ending August 19, 1999. at an exercise price of 80% of the average trading price of said shares during the three months ended August 20, 1998. The Warrants were issued as of August 20, 1997.

WARRANT TERMS AND PROVISIONS

      All of the Warrants were issued pursuant to the Agreement and were not issued pursuant to any program or plan being administered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose. A summary of terms of the Warrants follows:

      (a) WARRANT EXERCISE PRICES. The Warrant exercise prices are set forth above. The exercise prices of the Warrants were established by the Board of Directors with reference to the range of the bid prices for the Company's common stock as reported on the SmallCap Market of the National Association of Securities Dealers, Inc. during August, 1997, when the Company and CBS concluded negotiations of the Agreement, when such average price was in the $1.90 range.

      (b) TERM OF WARRANTS. The Warrants for 50,000 shares may be exercised in whole or in part as to 12,500 shares from August 20, 1997, a further 12,500 shares from November 20, 1997, an additional 12,500 shares from February 20, 1998, and a further additional 12,500 shares from May 20, 1998, through August 19, 1998, and the Warrant for 15,000 shares may be exercised in whole or part from August 20, 1998 through August 19, 1999, unless the exercise date of a Warrant is accelerated in writing by the Company or unless the expiration date of a Warrant is extended by the Company in writing to a later date.

      (c) MANNER OF EXERCISE. CBS may exercise all or any whole number of such Warrants for cash during the term of a Warrant.

      (d) TRANSFERABILITY. The Warrants are not transferable by CBS without the Company's prior written approval.

      (e) REDEMPTION. There are no redemption rights afforded to the Company in connection with the Warrants.

      (f) ADJUSTMENTS. The number of shares of Common Stock of the Company purchasable upon exercise of the Warrants and the exercise price of the Warrants are subject to adjustment upon the occurrence of specified events primarily involving stock dividends, stock splits, reorganizations, reclassifications, consolidations and mergers.

      (g) NO RIGHT AS STOCKHOLDER. CBS is not, by virtue of ownership of the Warrant, entitled to any rights whatsoever of a stockholder of the Company.

FEDERAL INCOME TAX EFFECTS

      A Warrant holder does not recognize taxable income on the date of the grant of the Warrant, which is a non-statutory option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the Warrant exercise price and the fair market value of the common Stock on the date of exercise. However, in the event that the holder is, or may become, subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six-month period. Nevertheless, such holders may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the Warrant holder is deductible by the company in the year that income is recognized. The foregoing is not intended to be a complete statement of applicable law and CBS should rely on its own legal counsel with respect thereto.

RESTRICTIONS UNDER SECURITIES LAWS

      The sale of any shares of Common Stock acquired upon the exercise of the Warrants must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% and greater stockholder sold any Common Stock of the Company acquired pursuant to the exercise of a stock option, he would generally be required to pay any "profits" resulting from the sale of the stock and receipt of the stock option. Section 16(b) exempts all warrant exercises from being treated as purchases and, instead, treats a warrant grant as a purchase of the underlying security, which grant purchase may be matched with any sale of the underlying security within six months of the date of grant. The foregoing is not intended to be a complete statement of applicable law and CBS should rely on its own legal counsel with respect thereto.

TRANSFER AGENT

      The Transfer Agent for the shares of common stock is the Corporate Stock Transfer Co., 370 17th Street, Denver, Colorado 80202.

                                  LEGAL MATTERS

      Certain legal matters in connection with the securities offered hereby are being passed upon for the Company by Greenberger & Forman, 1370 Avenue of the Americas, New York, New York 10019-4602, counsel to the Company.

                                    EXPERTS

      The audited consolidated financial statements of the Company incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Schumacher & Associates, Inc., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                          STATEMENT ON INDEMNIFICATION

      Under provisions of the Company's Amended and Restated Articles of Incorporation, any person made a party to any lawsuit by reason of being a director or officer of the Company, or any parent or subsidiary thereof, shall be indemnified by the Company to the full extent authorized by the Colorado Corporation Code, as amended. Said Code was repealed on July 1, 1994 and was replaced by articles 101-117 of the Colorado Business Corporation Act.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The documents listed in (a) through (c) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

      (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended November 30, 1994 and the Registrant's effective registration statement on Form 10-SB;

      (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-KSB referred to in (a) above.

      (c)   The class of securities to be offered hereby is registered under
            Section 12 of the Exchange Act. A description of the Registrant's securities is set forth in Item 11 of its Form 10-SB which is incorporated as a part of this Registration Statement.


Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      a. Article VIII of Registrant's Amended and Restated Articles of Incorporation provides:

"The Corporation may and shall indemnify each director, officer and any employee or agent of the Corporation, his heirs, executors and administrators, against any and all expenses or liability reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party by reason of his being or having been a director, officer, employee or agent of the Corporation to the full extent required or permitted by the Colorado Corporation Code, as amended." Said Code was repealed on July 1, 1994 and was replaced by articles 101-117 of the Colorado Business Corporation Act.

      b. Article 109 of the Colorado Business Corporation Act provides that:

7-109-101. DEFINITIONS. As used in this article:

      (1) "CORPORATION" includes any domestic or foreign predecessor entity of the corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

      (2) "DIRECTOR" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan. A director shall be considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

      (3) "EXPENSES" includes counsel fees.

      (4) "LIABILITY" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

      (5) "OFFICIAL CAPACITY", when used with respect to a director, means the office of director in a corporation, and, when used with respect to a person other than a director, as contemplated in Section 7- 109-107 means the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any other person or employee benefit plan.

      (6) "PARTY" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

      (7) "PROCEEDING" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

      7-109-102. AUTHORITY TO INDEMNIFY DIRECTORS. (1) Except as provided in paragraph (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director if:

      (a) the person conducted himself in good faith;

      (b) the person reasonably believed:

            (I) In the case of conduct in an official capacity with the corporation, that his conduct was in the corporation's best interests; or

            (II) In all other cases, that his conduct was at least not opposed to the corporation's best interests; and

      (c) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

      (2) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that he did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

      (3) The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not of itself determinative that the director did not meet the standard of conduct described in this section.

      (4) A corporation may not indemnify a director under this section:

      (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

      (b) In connection with any proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that he derived an improper personal benefit proceeding.

      (5) Indemnification permitted under this section in connection with a proceeding by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding.

      7-109-103. MANDATORY INDEMNIFICATION OF DIRECTORS. Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party because the person is or was a director, against reasonable expenses incurred by him in connection with the proceeding.

      7-109-104. Advance of expenses to directors.

      (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

            (a) The director furnishes the corporation a written affirmation of his good-faith belief that he has met the standard of conduct described in section 7-109-102;

            (b) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is determined that he did not meet such standard of conduct; and

            (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

      (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

      (3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

      7-109-105. COURT-ORDERED INDEMNIFICATION OF DIRECTORS. (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

      (a) If it determines the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

      (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in section 7-109-102(1) or was adjudged liable in the circumstances described in section 7-109-102(4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102(4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

      7-109-106. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION OF DIRECTORS. (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104(1)(a) and (1)(b) are received and the determination required by Section 7-109-104(1)(c) has been made.

      (2) The determinations required to be made by subsection (1) of this section shall be made:

            (a) By the board of directors by a majority vote of those present at a meeting where a quorum is present, which quorum shall consist of directors not parties to the proceeding or;

            (b) If a quorum cannot be obtained, by a majority vote of a committee of the board designated by the board, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

      (3) If a quorum cannot be obtained and the committee cannot be established under paragraph (b) of this section, or even if a quorum is obtained or a committee designated, if a majority of the directors constituting such quorum or committee so directs, the determination required to be made by subsection (1) shall be made:

            (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board; or

            (b) By the shareholders.

      (4) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible; except that, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by the body that selected said counsel.

      7-109-107. INDEMNIFICATION OF OFFICERS, EMPLOYEES, FIDUCIARIES, AND AGENTS. Unless otherwise provided in the articles of incorporation:

      (a) An officer is entitled to mandatory indemnification pursuant to section 7-109-103 of this section and is entitled to apply for court-ordered indemnification pursuant to section 7-109-105 in each case to the same extent as a director;

      (b) A corporation may indemnify or advance expenses to an officer, employee, fiduciary or agent of the corporation who is not a director to the same extent as to a director; and

      (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation who is not a director to a greater extent if not inconsistent with public policy, and if provided for by its bylaws, general or specification of its shareholders or directors, or in a contract.

      7-109-108. INSURANCE. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation and who, while a director, officer, employee, fiduciary, or agent of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other foreign or domestic corporation or other person or of an employee benefit plan, against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against the same liability under 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

      7-109-109. LIMITATION OF INDEMNIFICATION OF DIRECTORS. (1) a provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109- 108. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

      (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

      7-109-110. NOTICE TO SHAREHOLDERS OF INDEMNIFICATION OF DIRECTOR. If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

      c. Article 108 of the Colorado Business Corporation Act provides as follows:

      7-108-402. LIMITATION OF CERTAIN LIABILITIES OF DIRECTORS AND OFFICERS (1) If so provided in the articles of incorporation, the corporation shall eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of the director's duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in section 7-108-403, or any transaction from which the director directly or indirectly derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any act or omission occurring before the date when such provision becomes effective.

      (2) No director or officer shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless such director or officer was personally involved in the situation giving rise to the litigation or unless such director or officer committed a criminal offense in connection with such situation. The protection afforded in this subsection (2) shall not restrict other common-law protections and rights that a director or officer may have. This subsection (2) shall not restrict the corporation's right to eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director as provided in subsection (1) of this section.

Item 8. EXHIBITS.

      The following documents are filed as Exhibits to this Registration
Statement:

4(a)  --    Creative Business Strategies, Inc. 1997 Consulting and Warrant
            Compensation Agreement, and forms of Warrants

5     --    Opinion of Greenberger & Forman as to the validity of the shares being registered

24.1  --    Consent of Greenberger & Forman

24.2  --    Consent of Schumacher & Associates, Inc., Certified Public
            Accountants

25    --    Power of Attorney (following signature page of Registration
            Statement)

Item 9. UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 of Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of September, 1997.

                                                 Enhanced Services Company, Inc.
                                                 (Registrant)

                                                 By:/s/ KENNETH DUCKMAN
                                                 Kenneth Duckman, President
                                                 and Chief Executive Officer

                                                 By:/s/ROBERT SMITH
                                                 Robert Smith,
                                                 Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                     Capacity               Date
---------                     --------               ----
/s/MICHAEL BERNARD
   Michael Bernard            Director         September 10, 1997

/s/KENNETH DUCKMAN
   Kenneth Duckman            Director         September 10, 1997

/s/JOHN MEANEY
   John Meaney                Director         September 10, 1997

/s/BILL S. MURSKI
   Bill S. Murski             Director         September 9, 1997

/s/BERTRAM PARISER, PH.D.
   Bertram Pariser, Ph.D.     Director         September 11, 1997

/s/RALPH LABARGE
   Ralph LaBarge              Director         September 11, 1997

                                                                      EXHIBIT 25
                                POWER OF ATTORNEY

      We, the undersigned officers and directors of ENHANCED SERVICES COMPANY, INC., hereby severally constitute and appoint Bertram Pariser, Ph.D., and Kenneth Duckman and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, we have executed this instrument on the dates set forth below.

Date: September,10,1997             /s/Michael Bernard
                                       MICHAEL BERNARD


Date: September 10, 1997            /s/Kenneth Duckman
                                       KENNETH DUCKMAN


Date: September 10, 1997            /s/John Meaney
                                       JOHN MEANEY


Date: September 9, 1997             Bill S. Murski
                                    BILL S. MURSKI


Date: September 11, 1997            /s/Bertram Pariser
                                       BERTRAM PARISER, Ph.D.


Date: September 11, 1997            Ralph LaBarge
                                    RALPH LABARGE

                                INDEX TO EXHIBITS
                                -----------------
NO.         EXHIBIT                                                     PAGE

4(a)        Creative Business Strategies, Inc. 1997 Consulting and      II-14-34
            Warrant Compensation Agreement and Form of Warrant

5           Opinion of Greenberger & Forman as to the validity of the   II-35-36
            shares being registered

24.1        Consent of Greenberger & Forman                                II-37

24.2        Consent of Schumacher & Associates, Inc., Certified Public     II-38
            Accountants

25          Power of Attorney (following signature page of                 II-12
            Registration Statement)